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                         PROVIDENT AMERICAN CORPORATION
              AMENDED AND RESTATED STOCK OPTION PLAN FOR EXECUTIVES




         1.  Purpose of the Plan

         This Amended and Restated Provident American Corporation Stock Option Plan for Executives ("Plan") is intended to afford an incentive to executives of Provident American Corporation (the "Company") and its subsidiaries to acquire a proprietary interest in the Company and to enable the Company and its subsidiaries to attract and retain such key persons.


         2.  The Stock

         Except as provided in Section 6, the number of shares of stock which may be optioned and sold under the Plan is 3,850,000 shares of Series A Cumulative Convertible Preferred Stock of the Company, $1.00 par value ("Preferred Shares"). If options granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased Preferred Shares subject thereto shall again be available for the granting of options under this Plan. The Preferred Shares which are the subject of options to purchase may be made available from authorized and unissued stock or from treasury stock; provided, however, that the Preferred Shares which are issuable upon exercise of an option granted under the Plan shall be limited by the number of shares of Preferred Shares which are, as of the date of the exercise of such option, authorized, unissued, and unreserved.


         3.  Eligibility

         An option shall be granted under this Plan to executives employed by the Company or its subsidiaries. The Company's Board of Directors (the "Board"), based upon the recommendation of the committee designated pursuant to Section 7 hereof (the "Committee"), shall determine from time to time the persons to whom options shall be granted, the number of Preferred Shares subject to each option, the exercise price of the option and the other terms and conditions thereof.


         4. Price

         The price at which Preferred Shares may be purchased upon exercise of each option ("option price") shall be fixed by the Board at the time of the grant of such option and shall not be less than 100% of the fair market value of the stock at the time the option is granted. The Board of Directors shall, in good faith, determine the fair market value of the stock based upon a reasonable method of valuation adopted by the Board or the Committee, or such
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other method as may be permitted by the Internal Revenue Code of 1986, as amended, or regulations or rulings promulgated thereunder. In no event shall the option price be less than the par value of the Preferred Shares. The Board will use its best efforts to determine the fair market value of the Preferred Shares subject to the option, but neither the Board or the Company will be responsible for the payment of any tax which may be imposed upon the participants, nor will they reimburse participants for their payment of any tax so imposed. None of the Company, the Board, the Committee or any member thereof makes or shall make any representation or warranty to any participant regarding the consequences or effects of participation in the Plan for federal or state income tax or any other purpose.

         Nothing contained in this Plan or in any option agreement issued hereunder shall impose any liability or responsibility on the Company, the Board, the Committee or any member thereof to pay or reimburse any optionee for the payment of any tax arising out of, or on account of, the issuance of an option or options hereunder to any optionee, an optionee's exercise of any option issued under this Plan or an optionee's sale, transfer or other disposition of any Preferred Shares acquired pursuant to the exercise of an option issued hereunder. Any person receiving an option hereunder shall expressly acknowledge and agree that such participation is voluntary and that the optionee will be solely responsible for all taxes to which he may be or become subject as a consequence of such participation.


         5. Option Terms

            (a) Subject to the provisions and limitations of this Plan, and subject to applicable securities, tax and other laws and regulations, options may be granted at such time or times and pursuant to such terms and conditions as may be determined by the Board during the period this Plan is in effect.

            (b) Each option shall provide that it may not be exercised in full or in part after the expiration of ten (10) years from the date such option is granted. Options which have been granted to a person will continue to be exercisable only so long as the optionee remains employed with the Company or a subsidiary of the Company. Notwithstanding anything to the contrary contained in this Section 5, the Board may, in its sole discretion, accelerate the option exercise period, based upon its evaluation of an optionee's individual performance.

            (c) Preferred Shares to be purchased upon the exercise of any option shall be paid for, in full, in cash or by certified check payable to the order of the Company or if authorized in the Stock Option Agreement, in certificates of stock issued by the Company, which stock shall be assigned a fair market value by the Board in its discretion, and delivered to the Company at the time of such exercise.

            (d) Each option granted under the Plan shall be evidenced by a Stock Option Agreement between the Company and the optionee. The Board shall make all decisions as to the form of Stock Option Agreement to be entered into with each optionee. All forms of Stock Option Agreement shall contain such

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provisions, restrictions and conditions as are not inconsistent with this Plan but need not be identical. The provisions of this Plan shall be set forth in full or incorporated by reference in each Stock Option Agreement.

            (e) Unless otherwise provided in the form of option granted to an optionee, in the event an optionee ceases to be an employee of the Company or any subsidiary of the Company (other than a termination by death or for cause), such optionee shall have the right to exercise any options which became exercisable prior to such cessation but only within a period of three months from the date of such cessation (the "post-termination exercise period") (but in any event not later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire. If the optionee dies during the post-termination period, the executors, administrators, legatees or distributees of the optionee's estate shall have the right to exercise such options during the remainder of such period. In no event and under no circumstances may an option be exercised by an optionee (or his personal representative) after termination for cause of the optionee's status as an executive.

            (f) In the case of a person who becomes permanently and totally disabled while serving as an executive with the Company or any subsidiary of the Company, any option which was exercisable on the date when such person became disabled may be exercised within one year after such person ceased such service (but in no event later than the termination date of the option), after which time any unexercised portion of all outstanding options shall expire.

            (g) In the event of the death of an optionee while serving as an executive of the Company or any subsidiary of the Company, the executors, administrators, legatees or distributees of the estate of the optionee shall have the right to exercise any options which became exercisable prior to the optionee's death but only within a period of three months from the date of the optionee's death (but in no event later than the termination date of the options), after which time any unexercised portion of the outstanding options shall expire. In the event an option is exercised by the executors, administrators, legatees or distributees of the estate of the optionee, under subsection (e) or (g) of this Section 5, the Company shall be under no obligation to issue Preferred Shares hereunder unless and until the Company is satisfied that the person exercising the option is the duly appointed legal representative of the optionee's estate or the proper legatee or distributee thereof.


         6. Stock Dividends or Recapitalization

         In the event of a stock dividend paid in shares of the class of stock subject to any option outstanding hereunder, or recapitalization, reclassification, split-up or combination of shares with respect to said class of stock, the Committee shall make appropriate adjustments of the option price under such option and of the kind and number of shares as to which such option is then exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and in any case an appropriate adjustment shall also be made in the total number and kind of shares

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of stock reserved for the future granting of options under this Plan. Any such adjustment made by the Committee pursuant to this Plan shall be binding upon the holders of all unexpired options outstanding hereunder.


         7. Administration of the Plan

         This Plan shall be administered by the Board. A Stock Option Committee (the "Committee"), consisting of three or more members of the Board, no more than one of whom shall be eligible to participate in the Plan, shall be elected from time to time by a majority of the whole Board and shall make recommendations periodically to the Board with respect to the individuals to whom options should be granted, the number of options to be granted and the form and content of the options to be granted. Options shall be granted only by the Board which shall provide the form and content of the options to be granted, including such provisions and conditions, in addition to those included in this Plan, as the Board shall determine to be advisable; provided, however, that no such additional provisions or conditions shall be inconsistent with the provisions of this Plan. The Board or the Committee shall be authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or appropriate for its administration.


         8. Effective Date; Duration of the Plan Amendments

        The Plan shall become effective November 1, 1990. Unless sooner terminated, the Plan shall expire on December 31, 2006. The Plan may be altered, suspended, discontinued, or terminated by the Board at any time. Nothing contained herein shall be construed to permit a termination, modification, or amendment adversely affecting the rights of any optionee under an existing option theretofore granted without the consent of such optionee.


        9.     General

         (a) The provisions of this Plan shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         (b) Wherever used herein, the singular shall be deemed to refer to and include the plural and vice versa, where appropriate. Wherever used herein, the masculine shall be deemed to refer to and include the feminine and the neuter and vice versa, where appropriate.

         (c) The invalidity of any provision of this Plan shall not affect the validity of the remaining provisions, and this Plan shall be construed as if such invalid provision had been omitted.

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         IN WITNESS WHEREOF, in order to record the adoption of this Plan, the
Company has caused its duly authorized officers to affix the corporate name and seal hereto on this 11th day of December, 1996.


ATTEST:                                        PROVIDENT AMERICAN CORPORATION



______________________________              By:______________________________
Michael F. Beausang, Jr.                       James O. Bowles, President
Secretary


[CORPORATE SEAL]




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